Exhibit 2.3



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                         MAGELLAN HEALTH SERVICES, INC.

                       9 ?% SERIES A SENIOR NOTES DUE 2008
                       9 ?% SERIES B SENIOR NOTES DUE 2008



                                    INDENTURE

                           DATED AS OF JANUARY 5, 2004

                                 HSBC BANK USA,

                                     TRUSTEE

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
                               TABLE OF CONTENTS

                                                                                                                        PAGE
ARTICLE 1 Definitions and Incorporation by Reference......................................................................1
           SECTION 1.01.                  Definitions.....................................................................1
           SECTION 1.02.                  Other Definitions..............................................................14
           SECTION 1.03.                  Incorporation by Reference of Trust Indenture Act..............................14
           SECTION 1.04.                  Rules of Construction..........................................................15

ARTICLE 2 The Notes......................................................................................................15
           SECTION 2.01.                  Form and Dating................................................................15
           SECTION 2.02.                  Execution and Authentication...................................................15
           SECTION 2.03.                  Registrar and Paying Agent.....................................................16
           SECTION 2.04.                  Paying Agent To Hold Money in Trust............................................16
           SECTION 2.05.                  Noteholder Lists...............................................................16
           SECTION 2.06.                  Transfer and Exchange..........................................................16
           SECTION 2.07.                  Replacement Notes..............................................................17
           SECTION 2.08.                  Outstanding Notes..............................................................17
           SECTION 2.09.                  Temporary Notes................................................................18
           SECTION 2.10.                  Cancellation...................................................................18
           SECTION 2.11.                  Defaulted Interest.............................................................18
           SECTION 2.12.                  CUSIP Numbers..................................................................18

ARTICLE 3 Redemption.....................................................................................................18
           SECTION 3.01.                  Notices to Trustee.............................................................18
           SECTION 3.02.                  Selection of Notes To Be Redeemed..............................................18
           SECTION 3.03.                  Notice of Redemption...........................................................19
           SECTION 3.04.                  Effect of Notice of Redemption.................................................19
           SECTION 3.05.                  Deposit of Redemption Price....................................................19
           SECTION 3.06.                  Notes Redeemed in Part.........................................................20

ARTICLE 4 Covenants......................................................................................................20
           SECTION 4.01.                  Payment of Notes...............................................................20
           SECTION 4.02.                  Provisions of Reports and Other Information....................................20
           SECTION 4.03.                  Limitation on Additional Indebtedness..........................................20
           SECTION 4.04.                  Limitation on Restricted Payments..............................................22
           SECTION 4.05.                  Limitation on Payment Restrictions Affecting Restricted Subsidiaries...........24
           SECTION 4.06.                  Limitation on Use of Proceeds from Asset Sales.................................26
           SECTION 4.07.                  Limitation on Transactions with Affiliates.....................................28
           SECTION 4.08.                  Change of Control..............................................................28
           SECTION 4.09.                  Compliance Certificate.........................................................30
           SECTION 4.10.                  Further Instruments and Acts...................................................30
           SECTION 4.11.                  Limitation on Liens............................................................30
           SECTION 4.12.                  Limitation on Sale/Leaseback Transactions......................................30
           SECTION 4.13.                  Future Subsidiary Guarantors...................................................30

ARTICLE 5 Successor Company..............................................................................................31
           SECTION 5.01.                  Merger, Consolidation or Sale of Assets........................................31

ARTICLE 6 Defaults and Remedies..........................................................................................31
           SECTION 6.01.                  Events of Default..............................................................31
           SECTION 6.02.                  Acceleration...................................................................33
           SECTION 6.03.                  Other Remedies.................................................................33
           SECTION 6.04.                  Waiver of Past Defaults........................................................33
           SECTION 6.05.                  Control by Majority............................................................33


                                       i

           SECTION 6.06.                  Limitation on Suits............................................................34
           SECTION 6.07.                  Rights of Holders to Receive Payment...........................................34
           SECTION 6.08.                  Collection Suit by Trustee.....................................................34
           SECTION 6.09.                  Trustee May File Proofs of Claim...............................................34
           SECTION 6.10.                  Priorities.....................................................................34
           SECTION 6.11.                  Undertaking for Costs..........................................................35
           SECTION 6.12.                  Waiver of Stay or Extension Laws...............................................35

ARTICLE 7 Trustee........................................................................................................35
           SECTION 7.01.                  Duties of Trustee..............................................................35
           SECTION 7.02.                  Rights of Trustee..............................................................36
           SECTION 7.03.                  Individual Rights of Trustee...................................................36
           SECTION 7.04.                  Trustee's Disclaimer...........................................................36
           SECTION 7.05.                  Notice of Defaults.............................................................37
           SECTION 7.06.                  Reports by Trustee to Holders..................................................37
           SECTION 7.07.                  Compensation and Indemnity.....................................................37
           SECTION 7.08.                  Replacement of Trustee.........................................................37
           SECTION 7.09.                  Successor Trustee by Merger....................................................38
           SECTION 7.10.                  Eligibility; Disqualification..................................................38
           SECTION 7.11.                  Preferential Collection of Claims Against Company..............................38

ARTICLE 8 Discharge of Indenture; Defeasance.............................................................................39
           SECTION 8.01.                  Discharge of Liability on Notes; Defeasance....................................39
           SECTION 8.02.                  Conditions to Defeasance.......................................................39
           SECTION 8.03.                  Application of Trust Money.....................................................40
           SECTION 8.04.                  Repayment to Company...........................................................40
           SECTION 8.05.                  Indemnity for Government Obligations...........................................40
           SECTION 8.06.                  Reinstatement..................................................................40

ARTICLE 9 Amendments.....................................................................................................40
           SECTION 9.01.                  Without Consent of Holders.....................................................40
           SECTION 9.02.                  With Consent of Holders........................................................41
           SECTION 9.03.                  Compliance with Trust Indenture Act............................................41
           SECTION 9.04.                  Revocation and Effect of Consents and Waivers..................................42
           SECTION 9.05.                  Notation on or Exchange of Notes...............................................42
           SECTION 9.06.                  Trustee to Sign Amendments.....................................................42
           SECTION 9.07.                  Payment for Consent............................................................42

ARTICLE 10 Miscellaneous.................................................................................................42
           SECTION 10.01.                 Trust Indenture Act Controls...................................................42
           SECTION 10.02.                 Notices........................................................................42
           SECTION 10.03.                 Communication by Holders with Other Holders....................................43
           SECTION 10.04.                 Certificate and Opinion as to Conditions Precedent.............................43
           SECTION 10.05.                 Statements Required in Certificate or Opinion..................................43
           SECTION 10.06.                 When Notes Disregarded.........................................................44
           SECTION 10.07.                 Rules by Trustee, Paying Agent and Registrar...................................44
           SECTION 10.08.                 Legal Holidays.................................................................44
           SECTION 10.09.                 Governing Law..................................................................44
           SECTION 10.10.                 No Personal Liability of Directors, Officers, Employees and Stockholders.......44
           SECTION 10.11.                 Successors.....................................................................44
           SECTION 10.12.                 Multiple Originals.............................................................44
           SECTION 10.13.                 Table of Contents; Headings....................................................44
           SECTION 10.14.                 Permitted Aetna Transaction....................................................45


Appendix A - Provisions Relating to the Notes

Exhibit A - Form of Note

                              CROSS-REFERENCE TABLE

TIA SECTION                                       INDENTURE SECTION
-----------                                       -----------------
310(a)(1)                                         7.10
(a)(2)                                            7.10
(a)(3)                                            N.A.
(a)(4)                                            N.A.
(a)(5)                                            7.10
(b)                                               7.08; 7.10
(c)                                               N.A.
311(a)                                            7.11
(b)                                               7.11
(c)                                               N.A.
312(a)                                            2.05
(b)                                               10.03
(c)                                               10.03
313(a)                                            7.06
(b)(1)                                            N.A.
(b)(2)                                            7.06
(c)                                               10.02
(d)                                               7.06
314(a)                                            4.02; 4.09
(b)                                               N.A.
(c)(1)                                            10.04
(c)(2)                                            10.04
(c)(3)                                            N.A.
(d)                                               N.A.
(e)                                               10.05
(f)                                               N.A.
315(a)                                            7.01
(b)                                               7.05; 10.02
(c)                                               7.01
(d)                                               7.01
(e)                                               6.11
316(a)(last sentence)                             10.06
(a)(1)(A)                                         6.05
(a)(1)(B)                                         6.04
(a)(2)                                            N.A.
(b)                                               6.07
317(a)(1)                                         6.08
(a)(2)                                            6.09
(b)                                               2.04
318(a)                                            10.01


           N.A. means Not Applicable.

           Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

           INDENTURE dated as of January 5, 2004, between MAGELLAN HEALTH SERVICES, INC., a Delaware corporation (the "Company"), and HSBC Bank USA, a New York banking corporation and trust company, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

           A. The Company and certain of its subsidiaries filed for reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

           B. By order, dated October 8, 2003, the Bankruptcy Court has confirmed the Company's Third Amended Joint Plan of Reorganization (as amended, modified, or supplemented from time to time in accordance with the terms thereof, the "Plan") in accordance with section 1129 of the Bankruptcy Code and such Plan has become effective as of January 5, 2004; and

           C. As part of the Plan, the Company has agreed, inter alia, to issue
(i) $233,455,486 principal amount of 9 ?% Series A Senior Notes due 2008 (the "Series A Notes") to holders of the Company's outstanding 9 ?% Senior Notes due 2007 (the "Old Notes") in exchange for all of the Company's outstanding Old Notes and obligations thereunder and (ii) $20,000,000 principal amount of 9 ?% Series B Senior Notes due 2008 (the "Series B Notes"; collectively, with the Series A Notes referred to as the "Notes") to the holders of Other General Unsecured Claims (Class 9) under the Plan and to Houlihan Lokey Howard & Zukin Capital.

           All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

           NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           For and in consideration of the premises and the issuance of the Notes to the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

           SECTION 1.01. Definitions.

           "Aetna" means Aetna Inc., a Pennsylvania corporation.

           "Aetna Amended MSA" means the Second Amendment dated as of March 11, 2003 to the Master Services Agreement between Aetna and the Company, as in effect on the date hereof.

           "Aetna Note" means the $45 million (plus an additional amount equal to the aggregate amount of accrued and unpaid interest on $60 million Aetna Claim (as defined in the Plan) from February 15, 2003 through the Effective
Date) note due December 31, 2005 (subject to partial extension) received by Aetna for the Aetna Claim pursuant to the Plan.

           "Aetna Purchase Option" means Aetna's option to purchase certain of the Company's assets as set forth in the Aetna Amended MSA and the Asset Purchase Agreement attached as Exhibit D thereto.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling", "controlled by", and "under common control with") another Person if the controlling Person (a) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise, or (b) owns, directly or indirectly, equity securities having 10% or more of the voting power of the issued and outstanding equity securities having ordinary voting power for the election of directors (or equivalent governing body) of the controlled Person.

           "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-and-leaseback and including the sale or other transfer of any Equity Interests in any Restricted Subsidiary or the issuance of any Equity Interests in any Restricted Subsidiary) which results in proceeds with a fair market value of $1 million or more. However, the following shall not constitute an Asset Sale: (i) unless part of a disposition including other assets or operations, (A) dispositions of Cash, Cash Equivalents and Investment Grade Securities, (B) payments on or in respect of non-Cash proceeds of Asset Sales, and (C) dispositions of Investments by Foreign Subsidiaries of the Company in Cash and instruments or securities or in certificates of deposit (or comparable instruments) with banks or similar institutions; (ii) the lease of space in the ordinary course of business and in a manner consistent with either past practices or the healthcare industry generally; (iii) the issuance or sale by the Company of any Equity Interests in the Company; (iv) the sale, lease, conveyance, disposition or other transfer of assets to the Company or any Restricted Subsidiary thereof; (v) the sale, lease, conveyance, disposition or other transfer of assets in the ordinary course of business; (vi) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (vii) any sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-and-leaseback and including the sale or other transfer of any Equity Interests in any Restricted Subsidiary or the issuance of any Equity Interests in any Restricted Subsidiary) required or to be entered into pursuant to the Aetna Amended MSA, including but not limited to the Aetna Purchase Option; or (viii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01 or any disposition that constitutes a Change of Control.

           "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined without duplication in accordance with the definition of Capital Lease Obligation.

           "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such Indebtedness of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

           "Business Day" means each day which is not a Legal Holiday.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

           "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including, without limitation, common and preferred stock), excluding warrants, options or similar instruments or other rights to acquire Capital Stock.

           "Cash" means money or currency or a credit balance in a Deposit Account.

           "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency, instrumentality or sponsored corporation thereof and backed by the full faith and credit of the United States of America, and in each case having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit, Eurodollar time deposits, overnight bank deposits and bankers' acceptances with any commercial bank of recognized standing, having capital and surplus in excess of $250 million and the commercial paper of the holding company of which, at the time of acquisition thereof, is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating, at the time of acquisition thereof, of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (iii) repurchase obligations with a term of not more than 92 days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the qualifications specified in clause (ii) above, (iv) other investment instruments offered or sponsored by financial institutions having capital and surplus in excess of $250 million and the commercial paper of the holding company of which, at the time of acquisition thereof, is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating, at the time of acquisition thereof, of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having, at the time of acquisition thereof, one of the two highest rating categories obtainable from either Moody's or S&P (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (vi) commercial paper rated, at the time of acquisition thereof, at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing within one year after the date of acquisition,
(vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above, and (viii) other money market investments with a weighted average maturity of less than one year in an aggregate amount not to exceed $10 million at any time outstanding.

           "Change of Control" means (a) the sale, lease, transfer or other disposition in one or more related transactions of all or substantially all of the Company's assets, or the sale of substantially all of the Capital Stock or assets of the Company's Subsidiaries that constitutes a sale of substantially all of the Company's assets, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (b) the merger or consolidation of the Company with or into another corporation, or the merger of another corporation into the Company or any other transaction, with the effect, in any such case, that the stockholders of the Company immediately prior to such transaction and members of the Onex Group hold 50% or less of the total voting power entitled to vote in the election of directors, managers or trustees of the surviving corporation or, in the case of a triangular merger, the parent corporation of the surviving corporation resulting from such merger, consolidation or such other transaction, (c) any Person (except for the parent corporation of the surviving corporation in a triangular merger or a member of the Onex Group) or group (other than a group including one or more members of the Onex Group where the members of the Onex Group hold a majority of the voting power of the Capital Stock of the Company held by such group) acquires beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of a majority in interest of the voting power of the voting Capital Stock of the Company, or (d) the liquidation or dissolution of the Company; provided, however, Permitted Aetna Transactions shall not be deemed a Change of Control, and transfers of Multi-Vote Common Stock or the Company's ordinary common stock among members of the Onex Group will not constitute a Change of Control so long as the Minimum Hold Condition (as defined in the Plan) is still met after giving effect to such transfer. "Onex Group" means Onex American Holdings II, LLC, Onex (as defined below), Onex Partners (as defined below) and any Person at the time controlled by Onex or Onex Partners, each of which shall be considered "a member of the Onex Group" for purposes hereof. For purposes hereof, Onex shall be deemed to control any Person controlled by Mr. Gerald W. Schwartz so long as Mr. Gerald W. Schwartz controls Onex. "Control" has the meaning given to that term in Rule 12b-2 under the Exchange Act. "Onex" means Onex Corporation, a corporation organized and existing on the Effective Date under the laws of the Province of Ontario, Canada, and any successor to all or substantially all the assets and business thereof, including any interest owned by Onex in the shares of capital stock of the Corporation. "Onex Partners" means Onex Partners LP, a limited partnership organized and existing on the Effective Date under the laws of the State of Delaware, and any successor to all or substantially all the assets and business thereof, including any interest owned by Onex Partners in shares of capital stock of the Company.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

           "Consolidated Cash Interest Coverage Ratio" means the ratio of (i) Consolidated Net Income plus the sum of Consolidated Interest Expense, income tax expense, depreciation expense, amortization expense and other non-cash charges of the Company and its Restricted Subsidiaries (to the extent such items were deducted in computing Consolidated Net Income of the Company) (collectively, "EBITDA") for the preceding four fiscal quarters for which financial statements are available to (ii) the Consolidated Cash Interest Expense of the Company and its Restricted Subsidiaries for such preceding four fiscal quarters; provided that (without duplication):
 (A) if the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, prepays, repays or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made (other than the incurrence or prepayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities) or if the transaction giving rise to the need to calculate the Consolidated Cash Interest Coverage Ratio is an incurrence, assumption, Guarantee, prepayments, repayment or redemption of Indebtedness, then the Consolidated Cash Interest Coverage Ratio will be calculated giving pro forma effect to any such incurrence, assumption, Guarantee, prepayments, repayment or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable period, (B) if the Company or any Restricted Subsidiary shall have made any Material Asset Sale subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Material Asset Sale for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense for such period directly attributable to any Indebtedness of the Company or any Restricted Subsidiary prepaid, repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Material Asset Sale (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which Investment or acquisition of assets constitutes all or substantially all of an operating unit of a business subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence, assumption, Guarantee, prepayment, repayment or redemption of any Indebtedness and any pro forma expense and cost reductions that are directly attributable to such transaction), as if such Investment or acquisition occurred at the beginning of the applicable period and
(D) if subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Material Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Material Asset Sale, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is given for a transaction, the pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

           "Consolidated Cash Interest Expense" of any Person means, for any period for which the determination thereof is to be made, the Consolidated Interest Expense of such Person less, to the extent incurred, assumed or Guaranteed by such Person and its Subsidiaries in such period and included in such Consolidated Interest Expense, (i) deferred financing costs and (ii) other noncash interest expense and noncash dividends on Preferred Stock; provided, however, that amortization of original issue discount shall be included in Consolidated Cash Interest Expense.

           "Consolidated Interest Expense" of any Person means, for any period for which the determination thereof is to be made, the total interest expense of such Person and its consolidated Restricted Subsidiaries, plus, without duplication, to the extent incurred, assumed or Guaranteed by such Person and its Subsidiaries in such period but not included in such interest expense,
(A)(i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (ii) all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period,
(iii) capitalized interest, (iv) amortization of original issue discount and deferred financing costs, (v) noncash interest expense, (vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by such Person or any of its Restricted Subsidiaries; provided that payment of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such guarantee, (vii) net costs (benefits) associated with Hedging Obligations relating to interest rate protection (including amortization of fees), (viii) Preferred Stock dividends paid in respect of all Preferred Stock of the Subsidiaries of such Person and Redeemable Stock of such Person in either case held by Persons other than such Person or a Wholly-owned Subsidiary of such Person, and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person) in connection with Indebtedness incurred, assumed or Guaranteed by such plan or trust, all as determined in accordance with GAAP, less (B) interest expense of the type described in clause (A) above attributable to Unrestricted Subsidiaries of such Person to the extent the related Indebtedness is not Guaranteed or paid by such Person or any Restricted Subsidiary of such Person.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus the sum of the amount allocated to excess reorganization value, employee stock ownership plan expense and consolidated stock option expense (to the extent such items were taken into account in computing the Net Income of such Person and its Subsidiaries); provided, however, that:

                     (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in Cash to the referent Person or its Restricted Subsidiaries;

                     (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

                     (iii) the cumulative effect of a change in accounting principles shall be excluded; and

                     (iv) that portion of any net income (loss) of any Restricted Subsidiary of such Person if such Restricted Subsidiary of such Person is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to such Person that violate Section 4.05 (without giving effect to clause (6) thereof with respect to any Indebtedness) shall be excluded, except that (A) such Person's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of Cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or otherwise (subject, in the case of a dividend or distribution that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income.

           Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets or other amounts from or in respect of Unrestricted Subsidiaries to such Person or a Restricted Subsidiary of such Person to the extent such dividends, repayments or transfers or other amounts increase the amount of Restricted Payments permitted pursuant to Section 4.04(a)(2)(F).

           "Credit Agreement" means the Credit Agreement, dated as of January 5, 2004, among the Company, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank Trust Company Americas, as administrative agent, together with the related documents thereto (including, without limitation, any notes, guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

           "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

           "Deposit Account" means a demand, savings, passbook, money market or like account with or sponsored by a commercial bank, financial institution, investment bank or brokerage firm, savings and loan association or like organization or a government securities dealer, other than an account evidenced by a negotiable certificate of deposit.

           "Disinterested Director" means, with respect to any specific transaction, any director of the Company that does not have a direct or indirect interest (other than any interest resulting solely from such director's ownership of Equity Interests in the Company) in such transaction.

           "Domestic Subsidiary" means a Restricted Subsidiary of the Company incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

           "Effective Date" means the Effective Date as defined in the Plan.

           "Equity Interests" means (a) Capital Stock, warrants, options or similar instruments or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock), and (b) limited and general partnership interests, interests in limited liability companies, joint venture interests and other ownership interests in any Person.

           "Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act or a private primary offering of common stock of the Company.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Foreign Subsidiary" means a Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect on the Effective Date.

           "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by arrangements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "Healthcare Service Business" means a business, the majority of whose revenues are derived from providing or arranging to provide or administering, managing or monitoring healthcare services or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

           "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

           "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

           "Incur" means to create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable with respect to any Indebtedness. The term "Incurrence" when used as a noun shall have a correlative meaning.

           "Indebtedness" of any Person means, without duplication at the date of determination thereof:

                     (i) the principal of and premium (if any) and interest on indebtedness of such Person for borrowed money (including in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments) or for the deferred purchase price of property or services (other than (a) trade payables on terms of 365 days or less incurred in the ordinary course of business and (b) deferred earn-out and other performance-based payment obligations incurred in connection with acquisitions of Healthcare Service Businesses), all as determined in accordance with GAAP;

                     (ii) all Capital Lease Obligations and Attributable Debt of such Person;

                     (iii) all Guarantees of such Person in respect of Indebtedness of others;

                     (iv) the aggregate amount of all unreimbursed drawings in respect of letters of credit or other similar instruments issued for the account of such Person (less the amount of Cash, Cash Equivalents or Investment Grade Securities on deposit securing reimbursement obligations in respect of such letters of credit or similar instruments) to the extent that same remains unreimbursed for more than four Business Days;

                     (v) all Indebtedness, obligations or other liabilities otherwise nonrecourse to such Person of such Person or of others for borrowed money secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, the amount of such Indebtedness being deemed to be the lesser of the fair market value of such property or the amount so secured;

                     (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock and, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends); and

                     (vii) to the extent not otherwise included in this definition actual (rather than notional) liabilities under Hedging Obligations of such Person;

provided, however, that (i) capital stock (other than Redeemable Stock) shall not constitute Indebtedness and (ii) all or any portion of Indebtedness that becomes the subject of a defeasance (whether a "legal" defeasance or a "covenant" or "in substance" defeasance) shall, at all times that such defeasance remains in effect, cease to be treated as Indebtedness for purposes of this Indenture.

           "Indenture" means this Indenture as amended or supplemented from time to time.

           "Insurance Subsidiary" means, with respect to the Company, (a) so long as they are Restricted Subsidiaries of the Company, Golden Isle Assurance Company and Plymouth Insurance Company, Ltd., each a corporation organized under the laws of Bermuda, and their respective successors and assigns, and (b) any other Restricted Subsidiaries of the Company that are authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance in any jurisdiction and are regulated by the insurance departments or similar regulatory authorities of such jurisdiction or of the jurisdictions where they are domiciled or primarily doing business.

           "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of cash or property (other than Equity Interests in the Company) to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition by such Person of a beneficial interest in capital stock, bonds, notes, debentures or other securities issued by any other Person, or any Guarantee by such Person of the Indebtedness of any other Person (in which case such Guarantee shall be deemed an Investment in such other Person in an amount equal to the aggregate amount of Indebtedness so guaranteed). For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in the case of property with a fair market value of up to $15 million, as determined in good faith by a responsible financial officer of the Company, and in the case of property with a fair market value in excess of $15 million, as determined in good faith by the Board of Directors.

           "Investment Grade Securities" means: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P, Baa3 or higher by Moody's or Class (2) or higher by NAIC or the equivalent of such rating by such rating organization, or, if no rating of S&P, Moody's or NAIC then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of Cash or Cash Equivalents pending investment and/or distribution.

            "Lien" means any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement, other than notice or precautionary filings not perfecting a security interest, under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign, in respect of any of the foregoing).

           "Material Asset Sale" means any Asset Sale exceeding $25 million of all or substantially all of an operating unit of a business.

           "NAIC" means National Association of Insurance Commissioners.

           "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest, component thereof) when received in the form of Cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company), casualty loss insurance proceeds, condemnation awards and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents, net of: (i) brokerage commissions and other fees and expenses related to such Asset Sale, (ii) provision for all taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either, (A) in the case of a sale of all of the Equity Interests in any Restricted Subsidiary, is a direct obligation of such Restricted Subsidiary or
(B) is secured by the asset subject to such sale or was incurred to finance the acquisition or construction of, improvements on, or operations related to, the assets subject to such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale (such reserves, however, to be counted as Net Cash Proceeds once released from reserve), including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

           "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions) not in the ordinary course of business, and excluding any extraordinary, unusual, non-recurring or similar type of gain or loss, together with any related provision for taxes.

           "Non-Recourse Indebtedness" shall mean any Indebtedness of the Company or any of its Restricted Subsidiaries if the holder of such Indebtedness has no recourse, direct or indirect, absolute or contingent, to the general assets of the Company or any of its Restricted Subsidiaries.

           "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

           "Officers' Certificate" means a certificate signed by two Officers.

           "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

           "Permitted Aetna Transaction" means any of the transactions required or contemplated by, or the exercise of any rights under, the Aetna Amended MSA, including but not limited to the Aetna Purchase Option.

           "Permitted Asset Swap" means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of Equity Interests in or assets of a Person engaged in a Healthcare Service Business, or assets of a Person the Company or any of its Restricted Subsidiaries intends to use in a Healthcare Service Business, and, to the extent necessary to equalize the value of the assets being exchanged, cash; provided that cash does not exceed 30% of the sum of the amount of the cash and the fair market value of the Equity Interests or assets received or given by the Company and its Restricted Subsidiaries in such transaction.

           "Permitted Investments" means (a) any Investment in the Company or any Restricted Subsidiary or any Permitted Joint Venture of the Company or of a Restricted Subsidiary that is a Healthcare Service Business; (b) any Investment in Cash, Cash Equivalents and Investment Grade Securities; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in the Healthcare Service Business if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or a Permitted Joint Venture of the Company or of a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary or a Permitted Joint Venture of the Company or of a Restricted Subsidiary; (d) any Investment in securities, notes or other assets not constituting Cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale; (e) any Investment existing on the Effective Date; (f) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.07(b)(ii); (g) any Investment in Healthcare Service Businesses having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (g) that are at that time outstanding, not to exceed 5% of Total Assets of the Company at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (h) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and in the Company; (i) advances to employees in the ordinary course of business not in excess of $5 million outstanding at any one time; (j) any Investment acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or in good faith settlement of delinquent obligations to customers or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (k) Hedging Obligations; (l) Investments the payment for which consists exclusively of Equity Interests (other than Redeemable Stock) of the Company; (m) Investments made in connection with Permitted Asset Swaps; (n) guarantees by the Company or any Restricted Subsidiary to the extent permitted by Section 4.03; (o) Investments held by the Company consisting of obligations of officers, directors or employees of the Company or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries in connection with the acquisition of any such obligations; (p) advances to employees for moving, relocation and travel expenses or drawing accounts and similar expenditures in the ordinary course of business so long as such advances made pursuant to this clause (p) are to be treated as expenses which reduce Net Income in accordance with GAAP, and (q) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (q) that are at that time outstanding, not to exceed $20 million at the time of such Investment (with fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

           "Permitted Joint Venture" means, with respect to any Person: (i) any corporation, association, limited liability company or other business entity (other than a partnership) (A) of which 50% of the total voting power of shares of Capital Stock or other Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (B) which is either managed or controlled by such Person or any of its Restricted Subsidiaries and (ii) any partnership of which (x) 50% of the general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (y) which is either managed or controlled by such Person or any of its Restricted Subsidiaries, and which in the case of each of clauses (i) and (ii) is engaged in a Healthcare Service Business.

           "Permitted Liens" means, with respect to the Company or any Restricted Subsidiary: (i) Liens on property or assets of the Company and its Restricted Subsidiaries existing on the Effective Date (excluding Liens permitted by clauses (ii) and (iii) hereof); (ii) any Lien securing Indebtedness incurred pursuant to clause (i) of Section 4.03(b) and any Lien securing other Indebtedness permitted pursuant to clause (xi) of Section 4.03(b); (iii) any Lien created under or to secure the Aetna Amended MSA or the Aetna Purchase Option or the Aetna Note or guarantees thereof and with respect to clause (iii) of Section 4.03(b), replacements, refinancings, refundings and substitute facilities therefor, in whole or in part to the extent permitted by such clause
(iv) of Section 4.03(b); (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any of its Restricted Subsidiaries (including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries), provided that (A) such Lien is not created in contemplation of or in connection with such acquisition and
(B) such Lien does not apply or extend to any other property or assets of the Company or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto); (v) Liens for taxes not yet due or which are being contested in good faith or Liens for unpaid local or state taxes that are not in the aggregate material; (vi) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not yet delinquent or are being contested in good faith or are not in the aggregate material; (vii) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance or other social security laws or regulations (including any such pledge or deposit securing letters of credit issued in connection therewith); (viii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (ix) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; (x) purchase money security interests (including Capitalized Lease Obligations) in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company or any of its Restricted Subsidiaries, provided that (A) such security interests secure Indebtedness permitted by Section 4.03, (B) such security interests and the Indebtedness secured thereby is created at the time of, or within 270 days after such acquisition (or construction), (C) the Indebtedness secured thereby does not exceed the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (D) such security interests do not apply to any other property or assets of the Company or any of its Restricted Subsidiaries; (xi) Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Company owing to the Company or a Restricted Subsidiary of the Company; (xii) any Lien incurred in connection with any Indebtedness permitted to be incurred pursuant to Section 4.03(b)(vii); (xiii) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iv), (x) and (xii); provided, however, that: (A) such new Lien shall be limited to all or part of the same property that secured the prior Lien (plus improvements or additions to or on such property) at the time of such Refinancing and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (i), (iv),
(x) or (xii) at the time the prior Lien became a Permitted Lien under this Indenture and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings; (iv) bankers' liens and Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business consistent with past practices in connection with title insurance, purchase agreements, judgment liens (if released, bonded or stayed within 60 days) and leases and subleases; (xv) prejudgment liens in respect of property of a Foreign Subsidiary of the Company that are incurred in connection with a claim or action against such Foreign Subsidiary before a court or tribunal outside of the United States, provided that such liens do not, individually or in the aggregate, have a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole; (xvi) Liens on the assets of the Insurance Subsidiaries securing self insurance and reinsurance obligations and letters of credit or bonds issued in support of such self insurance and reinsurance obligations, provided that the assets subject to such Liens shall only be assets of the Insurance Subsidiaries; (xvii) Liens securing Hedging Obligations permitted under the Indenture; (xviii) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of its business; and (xix) Liens not otherwise permitted by the foregoing clauses (i) through (xviii) securing any Indebtedness or other obligations, provided that the aggregate principal amount of such Indebtedness and other obligations secured by Liens permitted by this clause (xix) shall not exceed $30 million at any time outstanding.

           "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

           "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

           "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note that is due or overdue at the relevant time.

           "Prior Purchase Money Obligations" means purchase money obligations relating to property acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business that existed prior to the acquisition of such property by the Company or any of its Restricted Subsidiaries and that impose restrictions of the nature described in Section
4.05 on the property so acquired.

           "Redeemable Stock" means that portion of any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event (other than a change of control): (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Redeemable Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to four months after the stated maturity of the Notes.

           "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, substitute, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

           "Registration Rights Agreement" means the Registration Rights Agreement as defined in the Plan.

           "Restricted Subsidiary" means each of the Subsidiaries of the Company that has not been designated an Unrestricted Subsidiary.

           "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly-owned Subsidiary or between Wholly-owned Subsidiaries.

           "SEC" means the Securities and Exchange Commission.

           "Secured Indebtedness" means any Indebtedness secured by a Lien.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Senior Indebtedness" means the principal of and premium, if any, and interest on (such interest on Senior Indebtedness, wherever referred to in this Indenture, is deemed to include (and shall include) interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any default or event of default) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) and other amounts (including, but not limited to, fees, expenses, reimbursement obligations in respect of letters of credit and indemnities) due or payable from time to time on or in connection with any Indebtedness of the Company unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be junior in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include
(a) any Indebtedness or obligation that is contractually subordinated in right of payment to any other Indebtedness or obligation of the Company, (b) any obligations with respect to any Capital Stock, (c) that portion of any Indebtedness Incurred in violation of this Indenture, except where at the time of such Incurrence, a responsible financial officer of the Company has delivered to the holders of such Indebtedness or their representative a certification as to the Company's compliance at such time with Section 4.03(a), and the holder of such Indebtedness or its trustee, agent or representative is not aware of facts or circumstances such that such Person could not rely in good faith on such certification, (d) any obligation of the Company to any Subsidiary, (e) any liability for Federal, state, local or other taxes owed or owing by the Company or (f) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities).

           "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

           "Stated Maturity" means, with respect to any Indebtedness, the date or dates specified in such Indebtedness as the fixed date or dates on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, it being understood that if an issue of Indebtedness has more than one fixed date on which the payment of principal is due and payable, each such fixed date shall be a separate Stated Maturity with respect to the principal amount of Indebtedness due on such date.

           "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Effective Date or thereafter incurred, assumed or Guaranteed) that by its terms is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

           "Subsidiary" means with respect to any Person, (i) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (ii) any partnership of which more than 50% of the general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and
(iii) any Permitted Joint Venture of such Person.

           "Subsidiary Guarantee" means any Guarantee of the Notes made by a Restricted Subsidiary pursuant to Section 4.14.

           "Subsidiary Guarantor" means a Restricted Subsidiary that executes and delivers a Subsidiary Guarantee.

           "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

           "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

           "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

           "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

           "Unrestricted Subsidiary" means: (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests or Indebtedness (other than any Indebtedness incurred in connection with services performed in the ordinary course of business by such Subsidiary for the Company or any of its Restricted Subsidiaries) of, or owns, or holds any Lien on, any property of, the Company or any Restricted Subsidiary of the Company, provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with Section 4.04 and (c) each of (I) the Subsidiary to be designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional

Indebtedness pursuant to Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

           "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

           "Voting Stock" means, with respect to any Person, any class or series of Capital Stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

           "Wholly-owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which 95% or more of the outstanding Equity Interests of such Restricted Subsidiary are owned by such Person (either directly or indirectly through Wholly-owned Subsidiaries).

           SECTION 1.02. Other Definitions.

TERM                                                       DEFINED IN SECTION
----                                                       ------------------
"Affiliate Transaction"                                    4.07(a)
"Bankruptcy Law"                                           6.01
"Blockage Notice"                                          10.03
"Change of Control Offer"                                  4.08(a)
"Change of Control Payment Date"                           4.08(b)
"covenant defeasance option"                               8.01(b)
"Custodian"                                                6.01
"Event of Default"                                         6.01
"Excess Proceeds"                                          4.06(a)
"Excess Proceeds Offer"                                    4.06(a)
"Excess Proceeds Offer Payment Date"                       4.06(b)
"Excess Proceeds Purchase Price"                           4.06(a)
"Guaranteed Indebtedness"                                  4.14
"legal defeasance option"                                  8.01(b)
"Legal Holiday"                                            10.08
"Paying Agent"                                             2.03
"protected purchaser"                                      2.07
"Refinancing Indebtedness"                                 4.03(b)
"Registrar"                                                2.03
"Restricted Payments"                                      4.04(a)
"Successor Company"                                        5.01(a)

           SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

           "Commission" means the SEC.

           "indenture securities" means the Notes.

           "indenture security holder" means a Holder or Noteholder.

           "indenture to be qualified" means this Indenture.

           "indenture trustee" or "institutional trustee" means the Trustee.

           "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

           SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                      (1) a term has the meaning assigned to it;

                      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                      (3) "or" is not exclusive;

                      (4) "including" means including without limitation;

                      (5) words in the singular include the plural and words in the plural include the singular;

                      (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                      (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                      (8) the principal amount of any Preferred Stock shall be
           (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                    ARTICLE 2

                                    The Notes

           SECTION 2.01. Form and Dating. Provisions relating to the Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement shall be in a form acceptable to the Company). Each Note shall be dated the date of its authentication.

           SECTION 2.02. Execution and Authentication. One or more Officers shall sign the Notes for the Company by manual or facsimile signature.

           If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

           A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Trustee shall authenticate and make available for delivery Notes as set forth in the Appendix.

           The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

           SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes, and (ii) the Securities Custodian (as defined in the Appendix) with respect to the Global Notes (as defined in the Appendix).

           The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly-owned Subsidiaries may act as Paying Agent or Registrar.

           The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

           SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to 11:00 a.m. (New York City time) on each due date of the principal of, premium, if any, and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

           SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

           SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a)(l) of the Uniform Commercial Code are met. When Notes are presented to the Registrar with a request to exchange them for an equal aggregate principal amount of Notes of the same series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by this Indenture.

           The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

           Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

           Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

           All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

           SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series if the Holder (i) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee and the Company including, without limitation, the requirements of Section 8-405 of the Uniform Commercial Code. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

           Every replacement Note is an additional obligation of the Company.

           The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

           SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

           If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

           If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

           SECTION 2.09. Temporary Notes. In the event that Definitive Notes (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

           SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

           SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

           SECTION 2.12. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                    ARTICLE 3

                                   Redemption

           SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

           The Company shall give each notice to the Trustee provided for in this Section at least 35 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

           SECTION 3.02. Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1.00. Notes and portions of them the Trustee selects shall be in amounts of $1.00 or a whole multiple of $1.00. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

           SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

           The notice shall identify the Notes to be redeemed and shall state:

                      (1) the redemption date;

                      (2) the redemption price;

                      (3) the name and address of the Paying Agent;

                      (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                      (5) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

                      (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                      (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

                      (8) the CUSIP number, if any, printed on the Notes being redeemed; and

                      (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

           SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest and premium, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and premium, if any, shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

           SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, and premium, if any, plus accrued and unpaid interest on the Notes to be redeemed.

           SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    Covenants

           SECTION 4.01. Payment of Notes(b) . The Company shall promptly pay the principal of and premium (if any) and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium (if any) and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium (if any) and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

           The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. With respect to the Notes the term interest shall be deemed to include liquidated damages, if any, payable under the Registration Rights Agreement.

           SECTION 4.02. Provisions of Reports and Other Information. At all times while any Note is outstanding, the Company shall timely file with the SEC and provide a copy to the Trustee and to each Noteholder, and, upon request, any beneficial owner of Notes without cost, all such reports and other information as required by Section 13 or 15(d) of the Exchange Act, including, without limitation, Forms 10-K, 10-Q and 8-K. Upon request without cost, the Company shall also provide Noteholders and beneficial owners of Notes copies of all Officers' Certificates delivered to the Trustee under this Indenture. At such time as the Company is not subject to the reporting requirements of the Exchange Act, promptly after the same would be required to be filed with the SEC if the Company then were subject to Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee and supply to each Holder and, upon request, to any beneficial owner of Notes and any prospective purchaser of Notes, without cost, copies of its financial statements and certain other reports or information comparable to that which the Company would have been required to report pursuant to Sections 13 and 15(d) of the Exchange Act, including, without limitation, the information that would be required by Forms 10-K, 10-Q and 8-K. The Company also shall comply with the other provisions of TIA ss. 314(a).

           SECTION 4.03. Limitation on Additional Indebtedness(a) . (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Incur any Indebtedness; provided, however, the Company and its Restricted Subsidiaries may Incur Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness and the application of any of the proceeds therefrom, the Consolidated Cash Interest Coverage Ratio of the Company for the four most recent consecutive fiscal quarters for which financial statements are available on or prior to the date such additional Indebtedness is Incurred shall be at least 2.25 to 1.00. Any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary of the Company.

           (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                      (i) Indebtedness (including Guarantees) under the Credit Agreement in an aggregate principal amount not to exceed $280,000,000 at any time outstanding. In no event shall any Indebtedness incurred under this clause (i) be in the form of, whether directly or indirectly through the use of a special purpose entity or otherwise, Indebtedness that is issued pursuant to Rule 144A or Regulation S of the Securities Act or is registered or is anticipated to be registered with the SEC unless such Indebtedness has a Stated Maturity subsequent to the Stated Maturity of the Notes;

                      (ii) Indebtedness of the Company and its Restricted Subsidiaries, which Indebtedness was in existence on the Effective Date (excluding Indebtedness permitted by clause (i) above or clause
           (iii) below);

                      (iii) Indebtedness represented by the Notes and by the Aetna Note, or provided for by the Aetna Amended MSA, and the Aetna Purchase Option (and guarantees thereof);

                      (iv) Indebtedness of the Company and its Restricted Subsidiaries Incurred in exchange for, or the proceeds of which are used to Refinance, in whole or in part, Indebtedness (subject to the following proviso, "Refinancing Indebtedness") permitted by clauses
           (ii) and (iii) and this clause (iv) of this Section 4.03(b); provided, however, that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (including unused commitments) so Refinanced (plus costs of issuance, including accrued interest and premium), (B) such Refinancing Indebtedness ranks, relative to the Notes, no more senior than the Indebtedness being Refinanced thereby, (C) such Refinancing Indebtedness bears interest at a market rate, (D) such Refinancing
           Indebtedness: (1) shall have an Average Life equal to or greater than the Average Life of the Indebtedness being Refinanced and (2) shall not have a Stated Maturity prior to the Stated Maturity of the Indebtedness being Refinanced, (E) such Refinancing Indebtedness shall not include: (x) Indebtedness of a Restricted Subsidiary (other than Refinancing Indebtedness the proceeds of which are used to Refinance Indebtedness that was Guaranteed by such Restricted Subsidiary) that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary;

                      (v) Indebtedness of the Company or any Restricted Subsidiary to any Restricted Subsidiary or to the Company; provided, however, that, any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                      (vi) Indebtedness arising from Guarantees, letters of credit, and bid, performance, appeal or surety bonds or similar bonds or instruments securing any obligations of the Company or any Restricted Subsidiary Incurred in the ordinary course of business, which Guarantees, letters of credit, bonds or similar instruments do not secure other Indebtedness;

                      (vii) (A) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) (whether through the direct purchase, lease or improvement of assets or purchase of the Equity Interests of any Person owning such assets), and (B) Attributable Debt of the Company or any of its Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding under clauses
           (A) and (B) does not exceed 5% of Total Assets of the Company at the time of any Incurrence thereof (including any Refinancing Indebtedness with respect thereto);

                      (viii) Non-Recourse Indebtedness Incurred in connection with the acquisition of real and/or personal property by the Company or its Restricted Subsidiaries; provided that such Indebtedness was in existence prior to the time of such acquisition and was not Incurred by the Person from whom such property was acquired in contemplation of such acquisition or in order to provide all or any portion of the funds or credit support utilized to consummate such acquisition;

                      (ix) Guarantees of any Indebtedness otherwise permitted under this Section 4.03;

                      (x) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company or any of its Restricted Subsidiaries and not for speculative purposes; provided, however, that such Hedging Obligations do not increase the Indebtedness of the Company or any of its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates, as applicable, or by reason of fees, indemnities and compensation payable thereunder;

                      (xi) Indebtedness other than that permitted pursuant to clauses (i) through (x) and (xii) and (xiii) of this Section 4.03(b); provided that the aggregate outstanding principal amount of the Indebtedness permitted under this clause (xi) does not at any time exceed $30 million;

                      (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within four Business Days of incurrence; and

                      (xiii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets.

                     For purposes of determining any particular amount of Indebtedness under this Section 4.03, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03 in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xiii) above or is permitted to be incurred pursuant to
           Section 4.03(a), the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Redeemable Capital Stock for purposes of this Section 4.03;

           SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to: (i) declare or pay any dividend or make any distribution on or in respect of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests, including any such payment in connection with any merger or consolidation (other than dividends or distributions payable to the Company or any of its Restricted Subsidiaries or payable in shares of Capital Stock or other Equity Interests of the Company other than Redeemable Stock);
(ii) purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries from any Person (other than from the Company or any of its Restricted Subsidiaries); (iii) purchase, repurchase, redeem, prepay, defease or otherwise acquire or retire for value (A) any Subordinated Obligations prior to scheduled maturity, repayment or sinking fund payment or (B) any Indebtedness of any Unrestricted Subsidiary; or
(iv) make any Investment other than a Permitted Investment (the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                      (1) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

                      (2) such Restricted Payment (the amount so expended, if other than in cash and if greater than $20 million, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors), together with the aggregate of all other Restricted Payments made on or after the Effective Date, exceeds the sum of:

                                 (A) $10 million;

                                 (B) 50% of the Consolidated Net Income of the
                      Company accrued on a cumulative basis for the period beginning on the first day of the first month following the Effective Date and ending on the last day of the last month immediately preceding the month in which such Restricted Payment occurs (or, if aggregate cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit);

                                 (C) 100% of the aggregate net cash proceeds
                      received by the Company after the Effective Date from the issuance or sale of Capital Stock or other Equity Interests of, or capital contribution to, the Company (other than such Capital Stock or other Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust established by the Company or any of its Subsidiaries and other than Redeemable Stock);

                                 (D) the aggregate net cash proceeds received
                      after the Effective Date by the Company from the issuance or sale of debt securities of the Company that have subsequently been converted into or exchanged for Capital Stock or other Equity Interests of the Company (other than Redeemable Stock) plus the aggregate net cash proceeds received by the Company at the time of such conversion or exchange less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange;

                                 (E) 100% of the aggregate net cash proceeds
                      received by the Company after the Effective Date upon the exercise of options, warrants or similar instruments or rights (whether issued prior to or after the Effective
                      Date) to purchase the Company's Capital Stock (other than Redeemable Stock); and

                                 (F) 100% of the aggregate net cash proceeds
                      received by the Company or any Restricted Subsidiary after the Effective Date from (i) the sale or other disposition of Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries in an Unrestricted Subsidiary or (ii) a dividend from, or the sale of the stock of, an Unrestricted Subsidiary; or

                      (3) the Company would not be permitted to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a).

           (b) The provisions of Section 4.04(a) shall not prohibit:

                      (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                      (ii) the acquisition or retirement of Capital Stock of the Company held by any future, present or former employee, officer, director or consultant of the Company or any Subsidiary of the Company pursuant to the New Management Incentive Plan (as defined in and allowed by the Plan) or any other management or employee equity, stock option or benefit plan or any other agreement in an aggregate amount not to exceed $5 million in any fiscal year;

                      (iii) the acquisition by the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or such Restricted Subsidiary, if the exclusive consideration for such acquisition is the issuance by the Company or such Restricted Subsidiary of its Equity Interests (other than Redeemable Stock);

                      (iv) the redemption, repurchase, acquisition or retirement of Indebtedness of the Company or its Restricted Subsidiaries being concurrently Refinanced by Refinancing Indebtedness permitted under
           Section 4.03;

                      (v) the purchase, repayment, redemption, prepayment, defeasance, acquisition or retirement of any Indebtedness, if the exclusive consideration therefor is the issuance by the Company of its Equity Interests (other than Redeemable Stock);

                      (vi) the redemption, repurchase, acquisition or retirement of Equity Interests in a Permitted Joint Venture of the Company or of a Restricted Subsidiary, provided that (A) if the Company or any of its Restricted Subsidiaries incurs Indebtedness in connection with such redemption, repurchase, acquisition or retirement, after giving effect to such incurrence and such redemption, repurchase, acquisition or retirement, the Company could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) and (B) no Default or Event of Default has occurred and is continuing or would result therefrom;

                      (vii) dividend payments to the holders of interests in Permitted Joint Ventures of the Company or of a Restricted Subsidiary, ratably in accordance with their respective Equity Interests or, if not ratably, then in accordance with the priorities set forth in the respective organizational documents for, and agreements among holders of Equity Interests in, such Permitted Joint Ventures or Restricted Subsidiary;

                      (viii) the acquisition or retirement of options, warrants and similar instruments and rights upon the exercise thereof;

                      (ix) any purchase, redemption or other acquisition of Equity Interests of a Healthcare Service Business which is required by applicable law, regulation, rule, order, approval, license, permit or similar restriction (in each case issued by a governmental authority) to be purchased, redeemed or otherwise acquired by the Company or one of its Restricted Subsidiaries;

                      (x) the acquisition or retirement for value of any Equity Interests of the Company, or the making of any Investments in any Subsidiaries or joint ventures of the Company which previously constituted a part of the Company's provider and healthcare franchising segment, consisting of loans, advances or other extensions of credit, in any case as acquired, retired or made as part of the consideration for the sale by the Company of Equity Interests in any such Subsidiaries or joint ventures and related transactions, where the aggregate value of such Equity Interests of the Company and the aggregate amount of such Investments made after the Effective Date do not collectively exceed a total of $5 million;

                      (xi) Restricted Payments required under the Plan;

                      (xii) repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof; provided however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; or

                      (xiii) other Restricted Payments (excluding Investments that were Restricted Payments when made but are no longer outstanding at the time of determination of Restricted Payments permitted by this clause (xiii), but not excluding Investments made in accordance with this clause (xiii) that are subsequently sold or otherwise disposed of, to the extent such sale or other disposition increases the amount of Restricted Payments permitted to be made in accordance with
           Section 4.04(a)(2)(F)) made after the Effective Date in an aggregate amount not to exceed $15 million.

           (c) The Company shall deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters (and 120 days after the end of the Company's fiscal year) in which a Restricted Payment is made under
Section 4.04(a), an Officers' Certificate setting forth each Restricted Payment made in such fiscal quarter, stating that each such Restricted Payment is permitted and setting forth the basis upon which the calculations required by
Section 4.04 were computed, which calculations may be based on the Company's financial statements included in filings required under the Exchange Act for such quarter or such year. For purposes of calculating the aggregate amount of Restricted Payments that are permitted under Section 4.04(a)(2), the amounts expended for Restricted Payments permitted under clauses (ii) through (xiii) of
Section 4.04(b) shall be excluded.

           SECTION 4.05. Limitation on Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, from and after the Effective Date, directly or indirectly, create or otherwise cause or permit to exist or become effective or enter into any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Equity Interests, the Equity Interests of any of its Restricted Subsidiaries or on any other interest or participation in, or measured by, its profits, which interest or participation is owned by the Company or any of its Restricted

Subsidiaries; (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (iii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iv) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries except, in each case, for such encumbrances or restrictions existing under or by reason of:

                      (1) applicable law, regulation, rule, order, approval, license, permit or similar restriction, in each case issued by a governmental authority;

                      (2) this Indenture and the Notes;

                      (3) the Credit Agreement, the Aetna Note and the Aetna Amended MSA, including guaranties and any security granted in respect thereof;

                      (4) contractual encumbrances or restrictions in effect on the Effective Date;

                      (5) in the case of clause (iv) of this Section 4.05, by reason of customary non-assignment or subletting provisions in leases entered into in the ordinary course of business;

                      (6) Prior Purchase Money Obligations;

                      (7) Indebtedness or Capital Stock of Restricted Subsidiaries that have been or are acquired by or merged with or into the Company or any of its Restricted Subsidiaries after the Effective Date; provided that such Indebtedness or Capital Stock was or is in existence prior to the time of such acquisition or merger and was not incurred, assumed or issued by the Person so acquired or merged in contemplation of such acquisition or merger or to provide all or any portion of the funds or credit support utilized to consummate such acquisition or merger; provided further that such restrictions only apply to such Restricted Subsidiary and its Subsidiaries;

                      (8) contracts for the sale of assets not otherwise prohibited by this Indenture, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                      (9) in the case of clause (iv) of this Section 4.05, Secured Indebtedness otherwise permitted to be Incurred pursuant to
           Section 4.03 and Section 4.11 that limits the right of the debtor to sell, lease, transfer or otherwise dispose of the assets securing such Indebtedness;

                      (10) customary provisions contained in leases, licenses or other agreements entered into in the ordinary course of business or in Indebtedness permitted to be incurred pursuant to Section 4.03, in each case which do not limit the ability of any Restricted Subsidiary to take any of the actions described in clauses (i) through (iv) of this Section 4.05 with respect to a material amount of dividends, distributions, Indebtedness, loans, advances or sales, leases or transfers of properties or assets, as applicable;

                      (11) provisions in joint venture agreements and other similar agreements in each case related to Permitted Joint Ventures of the Company or of a Restricted Subsidiary that are materially similar to customary provisions entered into by parties to joint ventures in the Healthcare Service Business at the time of such joint venture or similar agreement;

                      (12) restrictions on cash or other deposits or net worth or similar type restrictions imposed by customers under contracts entered into in the ordinary course of business; and

                      (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) of this Section 4.05, in whole or in part, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

           SECTION 4.06. Limitation on Use of Proceeds from Asset Sales.

           (a) The Company and its Restricted Subsidiaries shall not, directly or indirectly, consummate any Asset Sale with or to any Person other than the Company or a Restricted Subsidiary, unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale at least equal to the fair market value of the asset sold or otherwise disposed of, (ii) at least 70% of the net proceeds from such Asset Sale are received in Cash or Cash Equivalents at closing (unless (A) such Asset Sale is a lease, or (B) such Asset Sale is in connection with the creation of, Investment in, or issuance or sale of Equity Interests by, a Permitted Joint Venture of the Company or of a Restricted Subsidiary or other Permitted Investment) and (iii) with respect to any Asset Sale involving the Equity Interests of any Restricted Subsidiary (unless such Restricted Subsidiary is, or after giving effect to such Asset Sale would be, a Permitted Joint Venture of the Company or of a Restricted Subsidiary or other Permitted Investment), the Company shall sell all of the Equity Interests of such Restricted Subsidiary it owns. Within 365 days after the receipt of Net Cash Proceeds in respect of any Asset Sale, the Company must use all such Net Cash Proceeds either to invest in properties and assets used in a Healthcare Service Business (including, without limitation, a capital investment in any Person which becomes a Restricted Subsidiary) and/or to reduce the Indebtedness under the Credit Agreement, the Aetna Note or Senior Indebtedness and/or Indebtedness of a Restricted Subsidiary; provided that when any non-Cash proceeds are liquidated, such proceeds (to the extent they are Net Cash Proceeds) will be deemed to be Net Cash Proceeds at that time. When the aggregate amount of Excess Proceeds (as defined below) exceeds $20 million, the Company shall make an offer (the "Excess Proceeds Offer") to apply the Excess Proceeds to repurchase the Notes at a purchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest to the date of purchase (the "Excess Proceeds Purchase Price"), in accordance with the terms contemplated in Section 4.06(b). If the Company is required to do so by the terms of any other Indebtedness, the Excess Proceeds Offer may be made ratably to purchase the Notes and other Senior Indebtedness from the Company on the terms contemplated by such other Senior Indebtedness. To the extent that the aggregate principal amount of the Notes (plus accrued interest thereon) (and, if applicable, other Senior Indebtedness) tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency, or a portion thereof, for general corporate purposes or for other purposes permitted under this Indenture. If the aggregate principal amount of the Notes surrendered by Holders thereof (and, if applicable, other Senior Indebtedness surrendered by holders thereof) exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased in accordance with the procedures (including prorating in the event of oversubscription) described under Sections 4.06(b), 4.06(c) and 4.06(d). "Excess Proceeds" shall mean any Net Cash Proceeds from an Asset Sale that is not invested or used to reduce the Indebtedness under the Credit Agreement, the Aetna Note or the Senior Indebtedness, or Indebtedness of a Restricted Subsidiary as provided in the second sentence of this paragraph. Notwithstanding the foregoing, any Asset Sale which results in Net Cash Proceeds of less than $5 million and all Asset Sales (including any Asset Sale which results in Net Cash Proceeds of less than $5 million) in any twelve consecutive-month period which result in Net Cash Proceeds of less than $10 million in the aggregate shall not be subject to the requirement of Section 4.06(a)(ii).

           (b) Within 10 days following the occurrence of an event which mandates an Excess Proceeds Offer under Section 4.06(a), the Company shall mail a notice (along with any other instructions determined by the Company, consistent with this Section 4.06, that a Holder must follow in order to have its Notes purchased) to the Trustee and to each Holder stating:

                      (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.06 and that all Notes tendered and not subsequently withdrawn will be accepted for payment and paid for by the Company;

                      (2) the Excess Proceeds Purchase Price and the purchase date (which shall not be less than 30 days nor more than 60 days after the date such notice is mailed) (the "Excess Proceeds Offer Payment Date");

                      (3) that any Note not tendered shall continue to accrue interest and shall continue to be governed by the terms of this Indenture in all respects;

                      (4) that, unless the Company defaults in the payment thereof, all Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Offer Payment Date;

                      (5) that Holders electing to have any Notes purchased pursuant to an Excess Proceeds Offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the respective Excess Proceeds Offer Payment Date;

                      (6) that Holders will be entitled to withdraw their election on the terms and conditions set forth in such notice; and

                      (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in a principal amount of $1.00 or integral multiples thereof.

           (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Excess Proceeds Offer Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If on the Excess Proceeds Offer Payment Date the aggregate principal amount of Notes and, if applicable, any other Senior Indebtedness included in the Excess Proceeds Offer surrendered by holders thereof exceeds the Exceeds Proceeds, the Company shall select the Notes and, if applicable, other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and other Senior Indebtedness in denominations of $1.00, or integral multiples thereof, shall be purchased).

           (d) On (or, in the case of clause (ii) of this Section 4.06(d), at the Company's election, before) the Excess Proceeds Offer Payment Date, the Company shall (i) accept for payment all Notes or portions thereof tendered and not theretofore withdrawn and which are selected for repurchase pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent immediately available funds sufficient to pay the Excess Proceeds Purchase Price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes so tendered, together with an Officers' Certificate specifying the Notes or portions thereof tendered to the Company or the Paying Agent and an authentication order as specified in Section 2.3 of Appendix A hereto, if new Notes are to be issued. The Paying Agent shall promptly mail or deliver to each holder of Notes so tendered payment in an amount equal to the Excess Proceeds Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to such Holder one or more certificates evidencing new Notes equal in aggregate principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1.00 or integral multiples thereof.

           (e) The Company shall comply with the requirements of Regulation 14E and Rule 13e-4 (other than the filing requirements of such rule) under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any such securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

           SECTION 4.07. Limitation on Transactions with Affiliates.

           (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction"): (i) on terms that are materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million, is not in writing and has not been approved by a majority of the Disinterested Directors. In addition, if such Affiliate Transaction involves an amount in excess of $30 million, a fairness opinion must be provided by a nationally recognized appraisal or investment banking firm.

           (b) The provisions of Section 4.07(a) shall not prohibit: (i) any Restricted Payment or Permitted Investment permitted to be paid pursuant to
Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or indemnities provided under, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $2 million in the aggregate outstanding at any one time, (iv) the payment of reasonable fees to, and indemnities provided on behalf of, directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (vi)arrangements in existence as of the Effective Date with Persons that employ staff providers and which provide service exclusively on behalf of the Company and its Subsidiaries, which arrangements are not material to the Company and its Subsidiaries taken as a whole.

           SECTION 4.08. Change of Control.

           (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Notes (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change in Control, the Company shall not be obligated to purchase the Notes pursuant to this
Section 4.08 in the event that it has exercised its right to redeem all the Notes under paragraph 5 of the Notes. In the event that at the time of such Change of Control the terms of any Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b), the Company shall (i) repay in full all such Indebtedness or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer or, (ii) (x) obtain any requisite consent under the agreements governing such Indebtedness to permit the repurchase of Notes as provided for in this
Section 4.08 or (y) deliver to the Trustee an Officers' Certificate stating that no such consent is required. The Company's failure to comply for 30 days after notice specified in the penultimate paragraph of Section 6.01 of its obligations under this Section 4.08 (in each case, other than a failure to purchase Notes which have been tendered to the Company for payment which will constitute an Event of Default under Section 6.01(2)) will constitute an Event of Default under Section 6.01(4).

           (b) Within 10 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice (along with any other instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased) to the Trustee and to each Holder stating:

                      (1) that the Change of Control Offer is being made pursuant to Section 4.08 of this Indenture and that all Notes tendered and not subsequently withdrawn shall be accepted for payment and paid for by the Company;

                      (2) the purchase price and the purchase date (which shall not be less than 30 days nor more than 60 days after the date such notice is mailed) (the "Change of Control Payment Date");

                      (3) that any Note not tendered shall continue to accrue interest and shall continue to be governed by the terms of this Indenture in all respects;

                      (4) that, unless the Company defaults in the payment thereof, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

                      (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date;

                      (6) that Holders shall be entitled to withdraw their election on the terms and conditions set forth in such notice;

                      (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in a principal amount of $1.00 or integral multiples thereof; and

                      (8) the circumstances and relevant facts as determined by the Company regarding such Change of Control.

           (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

           (d) On (or, in the case of clause (ii) of this Section 4.08(d), at the Company's election, before) the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof tendered and not theretofore withdrawn, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes so tendered, together with an Officers' Certificate specifying the Notes or portions thereof tendered to the Company or the Paying Agent. The Paying Agent shall promptly mail or deliver to each Holder of Notes so tendered payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to such Holder one or more certificates evidencing new Notes equal in aggregate principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1.00 or integral multiples thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

           (e) Notwithstanding the foregoing provisions of this Section, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

           (f) The Company shall comply with the requirements of Regulation 14E and Rule 13e-4 (other than the filing requirements of such rule) under the Exchange Act, and any other securities laws and regulations thereunder that are applicable in connection with the repurchase of the Notes resulting from a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

           SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

           SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

           SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than Permitted Liens, on any of their respective assets, now owned or hereafter acquired, securing any Indebtedness, unless the Notes are equally and ratably secured; provided that if the Indebtedness which is secured is by its terms expressly subordinate or junior in right of payment to the Notes, the Lien securing such subordinate or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes.

           SECTION 4.12. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless: (i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.11, (ii) the net proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of such property and (iii) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06.

           SECTION 4.13. Future Subsidiary Guarantors. The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company other than the Credit Agreement, the Aetna Note, the Aetna Purchase Option and the Aetna Amended MSA (to the extent they constitute Indebtedness) and Hedging Obligations permitted by this Indenture ("Guaranteed Indebtedness") unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee. If the Guaranteed Indebtedness is pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to the Subsidiary Guarantee; and if the Guaranteed Indebtedness is subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that all Guaranteed Indebtedness is subordinated to the Notes. Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subsidiary Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

                                    ARTICLE 5

                                Successor Company

           SECTION 5.01. Merger, Consolidation or Sale of Assets.

           (a) The Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (in one transaction or a series of related transactions) to, any Person or permit any party to merge with or into it unless:

                      (i) the Company shall be the continuing Person, or the Person (if other than the Company) (the "Successor Company") formed by such consolidation or into or with which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture and this Indenture remains in full force and effect;

                      (ii) immediately before and immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company, the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by the Company, the Successor Company or such Restricted Subsidiary at the time of such transaction), no Event of Default or Default shall have occurred and be continuing;

                      (iii) except in the case of a merger of the Company with a Wholly-owned Subsidiary (which does not have assets or liabilities in excess of $1 million) of a newly-formed holding company for the sole purpose of forming a holding company structure, the Company or the Successor Company, as applicable, could, after giving pro forma effect to such transaction, Incur $1.00 of Indebtedness pursuant to
           Section 4.03(a); and

                      (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants).

           (b) Notwithstanding clauses (ii) and (iii) of Section 5.01(a), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction. Notwithstanding Section 5.01(a), the Permitted Aetna Transactions shall not be deemed to be a transfer of all or substantially all the assets of the Company.

           (c) The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall be released from all obligations under this Indenture, including, without limitation, any obligation to pay the principal of and interest on the Notes.

                                    ARTICLE 6

                              Defaults and Remedies

           SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                      (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

                      (2) the Company (i) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon acceleration or otherwise or
           (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

                      (3) the Company fails to comply with Section 5.01;

                      (4) the Company fails to comply in any respect with any of its agreements in the Notes or this Indenture (other than those referred to in (1), (2) or (3) above) and such failure continues for 30 days after receipt of the notice specified in the penultimate paragraph of this Section 6.01;

                      (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness is now existing or hereafter created, which default results from the failure to pay any such Indebtedness at its stated final maturity or results in the acceleration of such Indebtedness prior to its stated final maturity and the aggregate principal amount of such Indebtedness is at least $20 million, or the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated, aggregates $35 million or more;

                      (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                 (A) commences a voluntary case;

                                 (B) consents to the entry of an order for
                      relief against it in an involuntary case;

                                 (C) consents to the appointment of a Custodian
                      of it or for any substantial part of its property; or

                                 (D) makes a general assignment for the benefit
                      of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

                      (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                 (A) is for relief against the Company or any
                      Significant Subsidiary in an involuntary case;

                                 (B) appoints a Custodian of the Company or any
                      Significant Subsidiary or for any substantial part of its property; or

                                 (C) orders the winding up or liquidation of the
                      Company or any Significant Subsidiary;

                     or any similar relief is granted under any foreign laws, and in each case the order or decree remains unstayed and in effect for 60 days; or

                      (8) the Company or any Significant Subsidiary fails to pay final judgments aggregating in excess of $20 million which judgments are not paid, discharged or stayed within 60 days after their entry.

           The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

           The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

           A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must be in writing and specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

           The Company shall deliver to the Trustee, within 30 days after becoming aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

           SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% of the principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by such Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, and accrued interest on, such Notes to be due and payable immediately. Upon a declaration of acceleration, such principal and accrued interest shall be due and payable. If an Event of Default specified in
Section 6.01(6) or (7) with respect to the Company occurs, all unpaid principal of and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Company, the Trustee or any Holder. The Holders of a majority of the aggregate principal amount of the Notes outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

           SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

           SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default or Event of Default is waived, it is cured and ceases to exist, but no waiver shall extend to any subsequent or other Default or impair any consequent right.

           SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification by the Noteholders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

           SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

                      (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                      (2) the Holders of at least 25% in principal amount of the Notes outstanding make a written request to the Trustee to pursue the remedy;

                      (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                      (4) the Trustee does not comply with the request within 30 days after receipt thereof and the offer of security or indemnity; and

                      (5) during such 30-day period the Holders of a majority of the aggregate principal amount of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

           A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

           SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

           SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

           SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and may become a member, voting or nonvoting, of any committee of creditors appointed in any such judicial proceedings. Any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

           SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                      FIRST: to the Trustee for amounts due under Section 7.07;

                      SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                      THIRD: to the Company.

           The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and amount to be paid.

           SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

           SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

           SECTION 7.01. Duties of Trustee.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

           (b) Except during the continuance of an Event of Default:

                      (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                      (1) this paragraph does not limit the effect of paragraph
           (b) of this Section;

                      (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

           (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

           (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

           (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

           (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

           SECTION 7.02. Rights of Trustee.

           (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

           (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

           (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, upon reasonable notice to the Company and during normal business hours.

           SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

           SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

           SECTION 7.05. Notice of Defaults. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within 90 days after it becomes known to the Trustee, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or an Event of Default in the payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

           SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each February 1 beginning with the February 1 following the date of this Indenture, and in any event prior to April 1 in each year, the Trustee shall mail to each Noteholder a brief report dated as of February 1 that complies with Section 313(a) of the TIA. The Trustee shall also comply with
Section 313(b) of the TIA.

           A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

           SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of the powers or duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith.

           To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

           The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

           SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                      (1) the Trustee fails to comply with Section 7.10;

                      (2) the Trustee is adjudged bankrupt or insolvent;

                      (3) a receiver or other public officer takes charge of the Trustee or its property; or

                      (4) the Trustee otherwise becomes incapable of acting.

           If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

           SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

           In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that certificates of the Trustee are provided anywhere in the Notes or in this Indenture.

           SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

           SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

           SECTION 8.01. Discharge of Liability on Notes; Defeasance.

           (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or
(ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal, premium, if applicable, and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel that the conditions precedent to satisfaction and discharge have been satisfied (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants) and at the cost and expense of the Company.

           (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 5.01 and the
operation of Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) (with respect only to Restricted Subsidiaries of the Company), 6.01(7) (with respect only to Restricted Subsidiaries of the Company) and 6.01(8) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

           If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(3), 6.01(4), 6.01(5), 6.01(6) (with respect to Restricted Subsidiaries of the Company only), 6.01(7) (with respect to Restricted Subsidiaries of the Company only) or 6.01(8).

           Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

           (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08 and in
this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

           SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                      (1) the Company irrevocably deposits in trust with the Trustee, for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity of such principal or installment of interest or upon redemption;

                      (2) the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which such opinion, in the case of legal defeasance, shall also state that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to such effect or
           (B) since the Effective Date there has been a change in the applicable Federal income tax laws or regulations to such effect or
           (C) there exists controlling precedent to such effect;

                      (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the incurrence of Indebtedness all or a portion of which will be used to fund such deposit and the granting of any Lien to secure such Indebtedness);

                      (4) such defeasance shall not result in a breach or violation of or constitute a default under any other material agreement or instrument to which the Company is a party or by which it is bound; and

                      (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to such defeasance have been satisfied.

           Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

           SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if applicable, and interest on the Notes.

           SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

           Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

           SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

           SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on, premium, if any, or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

           SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                      (1) to cure any ambiguity, defect or inconsistency;

                      (2) to comply with Article 5;

                      (3) to provide for certificated or uncertificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
           Code);

                      (4) to add guarantees with respect to the Notes or to secure the Notes;

                      (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                      (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                      (7) to make any change that does not adversely affect the rights of any Noteholder.

           After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

           SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Noteholder affected, an amendment may not:

                      (1) reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

                      (2) change the Stated Maturity or the time or currency of payment of the principal, or any interest on or reduce the rate of interest on or principal of any Note or alter the redemption provisions with respect thereto;

                      (3) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                      (4) waive a default in the payment of the principal of or interest on any Note;

                      (5) make any change to the provisions of this Indenture relating to the Excess Proceeds Offer;

                      (6) make any change to Section 9.07 of this Indenture; or

                      (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

           It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

           SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

           SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective once both
(i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

           SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

           SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

           SECTION 9.07. Payment for Consent. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to obtaining any consent, waiver or amendment of, or direction in respect of, any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered or agreed to be paid, and paid, to all Holders which so consent, waive, agree or direct in the time frame set forth in solicitation documents relating to such consent, waiver, agreement or direction.

                                   ARTICLE 10

                                  Miscellaneous

           SECTION 10.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

           SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                     if to the Company:

                     Magellan Health Services, Inc.
                     6950 Columbia Gateway Drive
                     Columbia, MD 21046
                     Attention of: Chief Financial Officer

                     with a copy to:

                     Weil Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, NY 10153-0119
                     Attention of: Steven Karotkin

                     if to the Trustee:

                     HSBC Bank USA
                     Issuer Services
                     452 Fifth Avenue
                     New York, NY 10018-2706
                     Attention of: Gloria Alli

           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

           Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it; except that notices or communications to the Trustee shall be effective only upon receipt.

           SECTION 10.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

           SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

                      (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                      (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants) have been complied with.

           SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                      (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                      (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                      (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

           SECTION 10.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

           SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

           SECTION 10.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

           SECTION 10.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           SECTION 10.10. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

           SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

           SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

           SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

           SECTION 10.14. Permitted Aetna Transaction. Notwithstanding any other provision to the contrary, nothing in this Indenture shall prohibit or affect or have the effect of prohibiting or affecting any Aetna Permitted Transaction.

           IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                 MAGELLAN HEALTH SERVICES, INC.

                                 By:    /s/ Mark Demilio
                                        --------------------------------------
                                 Name:  Mark Demilio
                                 Title: Executive Vice President &
                                        Chief Financial Officer



                                 HSBC BANK USA, as Trustee,

                                 By:
                                        --------------------------------------
                                 Name:
                                 Title:

                                                                    APPENDIX A

                          PROVISIONS RELATING TO NOTES

1.         Definitions

           1.1 Definitions

           For the purposes of this Appendix A capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture. In addition, the following terms shall have the meanings indicated below:

           "Definitive Note" means a certificated Note (bearing a restricted securities legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend or a Schedule of Increases or Decreases in the Global Note, but is otherwise substantially in the form of Exhibit A to the Indenture.

           "Depositary" means The Depository Trust Company, its nominees and their respective successors.

           "Global Notes Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

           "Securities Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

           1.2 Other Definitions

TERM                                                  DEFINED IN SECTION
----                                                  ------------------
"Agent Members"                                       2.2(b)

"Global Notes"                                        2.2

2.         The Notes

           2.1 Title of the Notes

           There shall be (i) a series of Notes designated as the "9 ?% Series A Senior Notes due 2008" (the "Series A Notes") and (ii) a series of Notes designated as the "9 ?% Series B Senior Notes due 2008" (the "Series B Notes").

           2.2 Form and Dating

           Upon their original issuance, (i) Series A Notes shall be issued in the form of one or more global notes ("Global Notes") registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as Securities Custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct) and (ii) Series B Notes shall be issued in the form of the Definitive Note. The Series A Notes and the Series B Notes shall be identical, except that the two series may differ with respect to their transferability under the Securities Act, their original issuance as Global Notes and Definitive Notes, and shall have different CUSIP Numbers, but shall otherwise constitute one series for purposes of the Indenture, including Articles 3, 6 and 9.

           (a) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A to the Indenture (including the Global Notes Legend thereon and the "Schedule of Increases or Decreases in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture.

           Except as set forth in Section 2.06 of the Indenture, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

           (b) Book-Entry Provisions. This Section 2.2(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

                     The Company shall execute and the Trustee shall, in accordance with this Section 2.2(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

           (c) Definitive Notes. Except as provided in Section 2.4 or 2.5, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

           2.3 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers Notes for original issue on the date hereof in an aggregate principal amount of up to $233,455,486 of Series A Notes and aggregate principal amount of up to $20,000,000 of Series B Notes. Such order shall specify the amount of the Notes to be authenticated, whether the Notes are Series A Notes or Series B Notes, whether such Note shall include a restricted securities legend, and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes of any series outstanding at any time may not exceed the aggregate amount of Notes authorized for issuance by the Company pursuant to one or more authentication orders except as provided in Section 2.07 of the Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with an order signed by two officers for the authentication and delivery of such Notes; and the Trustee in accordance with the order shall authenticate and make available for delivery such Notes as provided here and in the Indenture and not otherwise.

           2.4 Transfer and Exchange.

           (a) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note of the same series and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

                     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note of the same series, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

                     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.5), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                     (b)_______Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

                     (c)_______Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Note.

                     A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note with similar restrictions on transferability or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note with similar restrictions on transferability at any time so long as all transfer restrictions are met. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the Global Note, or if a Global Note for the Series B Notes has not been issued, then the Company shall issue and the Trustee authenticate such a Global Note pursuant to Section 2.3 of this Appendix.

                     (d)_______Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.4(c), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required as set forth in any restricted securities legend appearing on such Definitive Note. Upon receipt of a request to register such a transfer, if all restrictions on transferability are met, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

                     (e)_______Legend. Each Global Note shall bear a legend in substantially the following form:

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE

LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Definitive Note will also bear the following additional legend:

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

           (f) Obligations with Respect to Transfers and Exchanges of Notes.

                     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar's request.

                     (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.06, 4.06,
           4.08 and 9.05 of the Indenture).

                     (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                     (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

           (g) No Obligation of the Trustee.

                     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

           2.5 Definitive Notes

           (a) A Global Note deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.2 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.4 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

           (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.5 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations of the same series. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1.00 and any integral multiple thereof and registered in such names as the Depositary shall direct.

           (c) Subject to the provisions of Section 2.5(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

           (d) In the event of the occurrence of any of the events specified in this Section 2.5, the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                     EXHIBIT A

                             [FORM OF FACE OF NOTE]

                              [Global Notes Legend]

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

           [Restricted Notes Legend](1)

           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

           THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR


--------------
(1) Include this additional legend for the Series B Notes as needed.

           TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                            [Definitive Note Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.](2)





















----------------------
(2) Include this additional legend for each Definitive Note.

No. __________                                                        $_____

                    9 3/8% Series [A] [B] Senior Notes due 2008

                                                             CUSIP No. _____

                     MAGELLAN HEALTH SERVICES, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Note attached hereto](3) on November 15, 2008.

           Interest Payment Dates:        May 15 and November 15.

           Record Dates:_______           May 1 and November 1.





















------------------
(3) Use the bracketed language for a Global Note.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.



                                        MAGELLAN HEALTH SERVICES, INC.

                                        By:
                                               --------------------------------
                                        Name:  Mark Demilio
                                        Title: Executive Vice President &
                                               Chief Financial Officer




[CORPORATE SEAL]

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

HSBC BANK USA,

    as Trustee, certifies that this is one of the Notes referred to in the Indenture.

    By:
        --------------------------------
        Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                              9 3/8% NOTE DUE 2008

           Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture (as defined).

1.         Interest

           (a) MAGELLAN HEALTH SERVICES, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Effective Date.

                     Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.         Method of Payment

           The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company, through the Paying Agent, will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.         Paying Agent and Registrar

           Initially, HSBC Bank USA, a New York banking corporation and trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly-owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.         Indenture

           The Company issued the Notes under an Indenture dated as of the Effective Date (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

           The Notes are unsecured obligations of the Company issuable in two series consisting of 9 3/8% Series A Senior Notes due 2008 limited to $233,455,486 aggregate principal amount at any one time outstanding and consisting of 9 3/8% Series B Notes due 2008 limited to $20,000,000 aggregate principal amount at any time outstanding (subject, in each case, to Section 2.07 of the Indenture). This Note is one of the 9 3/8% Series [A] [B] Senior Notes due 2008. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into sale and leaseback transactions and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

5.         Optional Redemption

           Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to November 15, 2005. The Notes will be redeemable at the option of the Company on or after such date, in whole or in part, upon not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on November 15 of the years set forth below:

Year                                   Redemption Prices
----                                   -----------------
2005                                   104.688%
2006                                   102.344%
2007                                   101.172%

           In addition, at any time and from time to time prior to November 15, 2005, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of Notes at a redemption price (expressed as a percentage of the principal amount) of 109.375%, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of such original aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such Equity Offering. Any such redemption shall be made upon not less than 30 nor more than 60 days notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.         Sinking Fund

           The Notes are not subject to any sinking fund.

7.         Notice of Redemption

           Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.         Repurchase of Notes at the Option of Holders

           (a) Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

           (b) If the Company or any Restricted Subsidiary consummates an Asset Sale, the Company shall promptly commence a pro rata offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Excess Proceeds Offer") pursuant to Section 4.06 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of purchase in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds allocated for repurchase of Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Excess Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

9.         Denominations; Transfer; Exchange

           The Notes are in registered form without coupons in denominations of $1.00 and whole multiples of $1.00. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

10.        Persons Deemed Owners

           The registered Holder of this Note may be treated as the owner of it for all purposes.

11.        Unclaimed Money

           If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.        Discharge and Defeasance

           Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

13.        Amendment, Waiver

           Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented without prior notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or compliance with any provision may be waived with the written consent of the

Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for certificated or uncertificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code); (iv) to add Guarantees with respect to the Notes or to secure the Notes;
(v) to add additional covenants for the benefit of the Holders or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in connection with the qualification of the Indenture or the Trustee under the TIA; or (vii) to make any change that does not adversely affect the rights of any Noteholder.

14.        Defaults and Remedies

           If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

           Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.        Trustee Dealings with the Company

           Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.        No Personal Liability of Directors, Officers, Employees and
           Stockholders

           No director, officer, employee or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

17.        Authentication

           This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.        Abbreviation

           Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.        Governing Law

           THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.        CUSIP Numbers

           Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


                     (Print or type assignee's name, address and zip code)

                     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



--------------------------------------------------------------------------------

Date:                               Your Signature:
      -------------------                           ----------------------------

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

           The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:


Date of Exchange          Amount of decrease in      Amount of Increase in     Principal amount of this    Signature of authorized
                        Amount of Principal this    Principal Amount of this     Global Note following     signatory of Trustee or
                               Global Note                Global Note          such decrease or increase    Securities Custodian



                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                [ ]  Section 4.08             [ ]  Section 4.06

           If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount (must be an integral multiple of $1.00):

$

Date:                                 Your Signature:
      -----------------                               --------------------------
                                      (Sign exactly as your name appears on
                                      the other side of the Note)


Signature Guarantee:
                     -----------------------------------------------------------

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee